UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2010

Revolutionary Concepts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-151177	27-0094868
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Revolutionary Concepts, Inc., 2622 Ashby Woods Dr., Matthews, NC 28105
(Address of Principal Executive Office) (Zip Code)

704-622-6327
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 1, 2010, the board of directors of Revolutionary, Inc. (the “Company”) approved, an amendment to the Company’s Certificate of Incorporation, as amended to date, increasing the number of authorized shares of common stock from 65,000,000 to 1,000,000,000.  The increase in authorized shares was effected pursuant to a Certificate of Amendment to the Certificate of Incorporation filed with the Secretary of State of the State of Nevada on, and effective as of the filing date, which is anticipated to take place on or about October 10, 2010. A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Section 9 – Exhibits

Item 9.01           Exhibits

(d)            Exhibits

3.1            Certificate of Amendment to the Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Revolutionary Concepts, Inc.

By:	/s/ Ronald Carter
Ronald Carter, Chairman and President

Date:      October 6, 2010